EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-117022) previously filed by ADVENTRX Pharmaceuticals, Inc. of our report dated February 5, 2005 on our audit of the consolidated financial statements of the Company as of December 31, 2004 and 2003 and for the years then ended, which report appears elsewhere in this Annual Report on Form 10-KSB of the Company for the year ended December 31, 2004.

/s/ J. H. COHN LLP

San Diego, California
March 29, 2005